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                                                                      EXHIBIT 5
                                 LAW OFFICE OF
                                 LOUIS M. KELLY
                               616 Dekalb Street
                             Norristown, PA. 19401
                                 (610) 272-0690
                               FAX (610) 272-7422

LOUIS M. KELLY


                                 August 9, 1999


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549


      Re:      Tasty Fries, Inc. Registration Statement on Form S-8
               ----------------------------------------------------


Gentlemen:

     We have acted as special securities counsel to Tasty Fries, Inc., a Nevada Corporation (hereinafter referred to as the Company ), in connection with the registration of 1,105,000 shares of the Company s common stock, par value $.0001 per share ( Common Stock ), as set forth in the above mentioned Registration Statement. In our capacity as such counsel to the Company, we have examined the original or copies of such records of the Company and such other documents we deem appropriate as the basis for the opinions herein expressed. In such examination we have assumed the genuiness of all of the signatures on original documents and the conformity to original documents of all copies submitted to us as conformed or photostat copies. As to various questions of fact materials to such opinions, we have relied upon the statements or certificates of officials and representatives of the Company and others.

 Based on the foregoing, it is our opinion that:

     1. The Company is a corporation incorporated under the general corporation laws of the Sate of Nevada and its status is active.

     2. When (i) the Registration Statement has become effective under the Securities Act of 1933, as amended (the Act ), (ii) the 1,050,000 shares of common stock have been issued and sold as contemplated in the Registration Statement and (iii) certificates representing the 1,050,000 shares of Common Stock have been duly executed, delivered and paid for, such shares of Common Stock will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


Sincerely,


Louis M. Kelly
Law Office of Louis M. Kelly